Exhibit 99.7

Base Case Business Plan – 1-Rig*

Depicts BCEI's base case business plan, which includes a 1-rig drilling program in the Wattenberg field starting in 2017

	2017	2018	2019	2020	2021
Rockies Gross Operated Production					
Crude Oil (b/d)	11,167	16,046	17,907	19,018	20,183
Rockies Net Production					
Crude Oil (b/d)	8,445	11,762	13,151	13,610	13,353
NGLs (b/d)	3,358	3,966	4,182	4,310	4,291
Natural Gas (Mcf/d)	23,613	27,261	28,572	29,477	29,301
Rockies Equivalent (boe/d)	15,739	20,272	22,096	22,833	22,528
Mid-Con Net Production					
Crude Oil (b/d)	1,711	1,425	1,239	1,100	996
NGLs (b/d)	503	418	362	320	290
Natural Gas (Mcf/d)	5,608	4,650	4,023	3,559	3,218
Mid-Con Equivalent (boe/d)	3,148	2,618	2,271	2,013	1,822
Total Net Production (mboe/d)	**18,887**	**22,890**	**24,367**	**24,846**	**24,350**

In addition, BCEI may opt to expend ~$10M of capital to build a gathering system to the Riverside Terminal by the end of 2017

Notes: *Volumes are unrisked

BONANZA CREEK

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